        NATIONAL PRESTO INDUSTRIES, INC. AND SUBSIDIARIES
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
        Three Months Ended March 31, 1996 and April 2, 1995
                    (Unaudited)
        (In thousands except per share data)
                                                                                  THREE MONTHS ENDED
                                                                       --------------------------------------------
                                                                           1996                           1995

        Net Earnings                                                     $    1,930                     $    2,547

        Add interest expense related to convertible
           debenture, net of income taxes                                        --                             80

                                                                       -------------                  -------------
        Adjusted net earnings  (1)                                       $    1,930                     $    2,627
                                                                       =============                  =============

        Weighted average common shares outstanding                            7,351                          7,338

        Common equivalent shares from the assumed
           debenture conversion                                                  --                            124

                                                                       =============                  =============
        Adjusted common and common equivalent shares  (2)                     7,351                          7,462
                                                                       =============                  =============

        Net earnings per common and common equivalent                         $0.26                          $0.35
                                                                       =============                  =============
